Exhibit 99.1

CONTACT: Barry H. Bass Chief Financial Officer (301) 986-9200 bbass@first-potomac.com	First Potomac Realty Trust 7600 Wisconsin Avenue 11th Floor Bethesda, MD 20814 www.first-potomac.com
FOR IMMEDIATE RELEASE
FIRST POTOMAC REALTY TRUST REPORTS
FIRST QUARTER 2006 RESULTS
Highlights:
First Quarter 2006
•	Reports FFO of $0.42 per diluted share, a 17% increase compared to $0.36 in the same period in 2005 and net income per share of $0.05 compared to $0.04 per share for the same period in 2005.

•	Completes acquisitions of $86.4 million in first quarter of 2006.

•	Same-property NOI increases 2.0% on an accrual basis and 3.9% cash basis over prior-year quarter.

•	Reaches a definitive agreement to sell 6600 Business Parkway.

•	Issues second quarter 2006 FFO guidance of $0.43 to $0.45 per share.
BETHESDA, MD (April 27, 2006) – First Potomac Realty Trust (NYSE: FPO), a self-administered, self-managed real estate investment trust that focuses on owning and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, reported results for the three months ended March 31, 2006.
The Company’s net income for the first quarter of 2006 was $1.1 million, or $0.05 per diluted share, compared with net income of $0.5 million, or $0.04 per diluted share, for the first quarter of 2005. The Company’s funds from operations (FFO) for the first quarter of 2006 were $9.0 million, or $0.42 per diluted share, compared with $5.7 million, or $0.36 per diluted share, during the first quarter of 2005. The Company’s FFO increased due to improved operating results of its existing portfolio and the positive impact from accretive acquisitions.
The Company’s portfolio was 89.6% leased at March 31, 2006, including 421,100 square feet of vacancy attributable to the September 30, 2005 acquisition of a vacant property, 2000 Gateway Boulevard. Excluding 2000 Gateway Boulevard, the Company’s portfolio was 93.9% leased. A list of the Company’s assets, as well as additional information regarding the Company’s results of operations can be found in the Company’s First Quarter 2006 Supplemental Financial Report, which is posted on the Company’s website (www.first-potomac.com).
Douglas J. Donatelli, chief executive officer of First Potomac Realty Trust, stated, “ We experienced another quarter of very solid results. Our properties are operating at a very high level reflecting the strength of our markets. We also continue to focus on adding value to the properties we have acquired and had success in the quarter. We are also pleased to have commenced several development projects including the acquisition of Sterling Park, which will provide the drivers of our future growth.”

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First Quarter Acquisitions
Northridge I & II (10430-10444 & 10456-10488 Lakeridge Drive, Ashland, Virginia) – On January 19, 2006, the Company acquired a two-building, 140,390-square-foot multi-tenanted flex/industrial property in Ashland, Virginia for $8.8 million. The property was 100% leased to eight tenants. The acquisition was funded with borrowings on the Company’s credit facility. The acquisition is expected to generate a first-year cash NOI return of approximately 7.6%.
River’s Bend Center (12730 & 13001 Kingston Avenue, 701 & 801 Liberty Way, Chester, Virginia) – On January 19, 2006, the Company acquired a four-building, 492,400-square-foot multi-tenanted flex/warehouse property in Chester, Virginia for $31.2 million. The property was 93% leased to six tenants. The acquisition was funded with borrowings on the Company’s credit facility. The acquisition is expected to generate a first-year cash NOI return of approximately 8.7%.
Crossways I (1441 Crossways Boulevard, Chesapeake, Virginia) – On February 10, 2006, the Company acquired a 143,398-square-foot flex/office property in Chesapeake, Virginia for $15.5 million. The property was 85% leased to two tenants. The acquisition was funded with borrowings on the Company’s credit facility. The acquisition is expected to generate a first-year cash NOI return of approximately 6.8%.
Sterling Park Business Center (22560 Glenn Drive and 22455 Davis Drive, Sterling, Virginia) – On February 27, 2006, the Company acquired a 127,814-square-foot flex/office property and an additional 42.5 acres of developable land zoned for light industrial and office use in Sterling, Virginia. The property was 61% leased to nine tenants. The Company also acquired an additional 42.5 acres of developable land on which it has the ability to develop approximately 500,000 square feet of flex property. The acquisition cost of $30.9 million was funded with borrowings under a $50 million term loan.
Dispositions
The Company has reached a definitive agreement to sell its property located at 6600 Business Parkway in Elkridge, Maryland. As a result, operating results for that asset are reflected as discontinued operations on the Company’s consolidated statement of operations. The disposition is expected to be completed in the second quarter of 2006, subject to customary due diligence and closing conditions.
Financing
On February 27, 2006, the Company entered into a $50.0 million Term Loan Agreement with Key Bank, N.A. The loan has a five-year term maturing in March 2011 with interest payable at a variable interest rate of LIBOR plus a spread determined by the Company’s leverage levels. Proceeds from the loan were used to fund recent acquisitions and partially pay down the Company’s unsecured revolving credit facility.
Credit Facility
On April 26, 2006, the Company entered into an amendment and restatement to its unsecured revolving credit facility, which increased the permitted borrowings under the facility from $100 to $125 million. The facility, which matures in May 2009, has an accordion feature that allows the Company to increase the size of the facility up to $225 million. Borrowings on the facility will bear interest at 120 to 160 basis points over LIBOR depending on the Company’s overall leverage levels.

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Financial Structure
At March 31, 2006, the Company’s debt-to-total-market capitalization ratio was 44.4% based on the Company’s closing stock price of $28.25. The interest coverage ratio for the quarter was 2.3 times and the fixed charge coverage ratio was 2.0 times compared with 2.4 and 2.0 times, respectively, for the quarter ended December 31, 2005.
Of the $485.7 million of debt outstanding at March 31, 2006, $367.7 million was fixed-rate debt with a weighted average interest rate of 5.5% and a weighted average maturity of 5.8 years. The remaining $118.0 million was floating-rate debt, comprised of $68.0 million of borrowings on the Company’s revolving credit facility and a $50.0 million term loan. The floating rate debt has a weighted average interest rate of 6.4% and a weighted average maturity of 2.5 years at March 31, 2006.
Dividends
On April 18, 2006, the Company declared a dividend of $0.31 per common share for the quarter ended March 31, 2006. The dividend is payable on May 10, 2006, to shareholders of record on April 28, 2006.
Earnings and FFO Guidance
The Company issued guidance for the quarter ending June 30, 2006, and expects to report FFO per diluted share of $0.43 to $0.45 and net income from continuing operations per diluted share of $0.07 to $0.08. The Company reaffirmed guidance for 2006 of $1.75 to $1.90 in FFO per diluted share and net income of $0.27 to $0.32 per diluted share.
The following presents a reconciliation of net income per diluted share to FFO per diluted share:

Guidance Range for Second Quarter 2006	Low Range	High Range
Net income per diluted share	$0.07	$0.08
Real estate depreciation and minority interest per diluted share	0.36	0.37

FFO per share diluted	$0.43	$0.45

Investor Conference Call and Webcast
First Potomac Realty Trust will host a conference call on Friday, April 28, 2006 at 11:00 a.m. EDT, to discuss first quarter results. The number to call for this interactive teleconference is (617) 213-8067. A replay of the conference call will be available through May 5, 2006 by dialing (617) 801-6888 and entering the confirmation number, 18958391.
The Company will also provide an online Web simulcast and rebroadcast of its 2006 first quarter conference call. The live broadcast of the call can be accessed from the Investor Info page of First Potomac’s web site, www.first-potomac.com, as well as www.streetevents.com and www.earnings.com on April 28, 2006, beginning at 11:00 a.m. EDT. The online replay will follow shortly after the call and continue for 90 days.
First Potomac Realty Trust will hold its Annual Meeting of Shareholders on Friday, May 26, 2006, at 11:00 a.m. EDT at the Company’s corporate headquarters at 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland, for shareholders of record as of March 13, 2006. The Company’s proxy statement was filed on April 12, 2006 with the Securities and Exchange Commission.
About First Potomac Realty Trust
First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company owns a 123-building portfolio totaling approximately 9.2 million square feet. The Company’s largest tenant is the U.S. Government.

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Non-GAAP Financial Measures
Funds from Operations – Funds from operations (“FFO”) represents net income (loss) before minority interest (computed in accordance with U.S. generally accepted accounting principles or GAAP), including gains (or losses) from debt restructuring and excluding any gains or losses on the sale of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful additional indication of its performance. The Company also considers funds from operations an appropriate supplemental performance measure given its wide use by investors and analysts. The Company computes funds from operations in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, funds from operations does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. The Company’s funds from operations calculations are reconciled to net income in the Company’s Consolidated Statement of Operations included in this release.
NOI – The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements, and other income) less property and related expenses (property expenses, real estate taxes, and insurance). Management believes that NOI is a useful supplemental measure of the Company’s operating performance because it excludes general and administrative expenses, interest expense and depreciation and amortization thereby providing a performance measure of the revenues and expenses directly associated with owning and operating commercial real estate properties, and provides a prospective not immediately apparent from net income. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenue and total operating expenses at the end of this release.
Same-Property NOI – The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. The Company’s same-property NOI calculations are reconciled to NOI at the end of this release.
Forward Looking Statements
The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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FIRST POTOMAC REALTY TRUST
Consolidated Statements of Operations

	Three Months Ended March 31,
	2006	2005
	(unaudited)
Revenues:
Rental	$20,319,118	$13,894,779
Tenant reimbursements and other	4,055,144	2,240,580

Total revenue	24,374,262	16,135,359

Operating expenses:
Property operating	4,702,401	2,997,208
Real estate taxes and insurance	2,172,129	1,359,510
General and administrative	2,534,362	1,870,738
Depreciation and amortization	7,862,672	5,041,254

Total operating expenses	17,271,564	11,268,710

Operating income	7,102,698	4,866,649

Other expenses (income):
Interest expense	6,590,255	4,429,354
Interest and other income	(403,332)	(14,524)

Total other expenses	6,186,923	4,414,830

Income from continuing operations before minority interests	915,775	451,819

Minority interests	(52,088)	(40,170)

Income from continuing operations	863,687	411,649

Discontinued operations
Income from operations of property held for sale	259,859	125,840
Minority interests in discontinued operations	(15,419)	(11,184)

Income from discontinued operations	244,440	114,656

Net income	1,108,127	526,305

Depreciation and amortization of real estate assets	7,862,672	5,041,254
Discontinued operations depreciation and amortization	3,000	35,441
Minority interests	67,507	51,354

Funds from operations (FFO)	$9,041,306	$5,654,354

Basic and diluted net income per share:
Continuing operations	$0.04	$0.03
Discontinued operations	0.01	0.01

Net income	$0.05	$0.04

Weighted average common shares outstanding – basic	20,167,872	14,238,112
Weighted average common shares outstanding – dilutive	20,402,681	14,412,019

FFO per share – basic	$0.42	$0.36
Weighted average common shares and units outstanding – basic FFO	21,439,698	15,627,385
FFO per share – diluted	$0.42	$0.36
Weighted average common shares and units outstanding – diluted FFO	21,674,507	15,801,292

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FIRST POTOMAC REALTY TRUST
Consolidated Balance Sheets

	March 31, 2006	December 31, 2005
	(unaudited)
Assets:
Rental property, net	$741,538,655	$668,730,088
Assets held for sale	7,378,192	—
Cash and cash equivalents	5,190,786	3,355,692
Escrows and reserves	10,652,159	9,818,004
Accounts and other receivables, net of allowance for doubtful accounts of $259,437 and $338,775, respectively	3,352,873	2,705,065
Accrued straight-line rents, net of allowance for doubtful accounts of $56,237 and $35,288 respectively	3,522,690	3,638,022
Deferred costs, net	7,120,419	6,675,659
Prepaid expenses and other assets	3,161,151	3,322,586
Intangible assets, net	32,539,864	29,518,100

Total assets	$814,456,789	$727,763,216

Liabilities:
Mortgage loans	$367,650,840	$369,266,174
Credit facility	68,000,000	26,998,642
Term loan	50,000,000	—
Accounts payable and accrued expenses	4,265,257	4,734,159
Accrued interest	2,596,418	1,618,091
Rents received in advance	3,220,078	2,932,172
Tenant security deposits	4,177,405	3,972,822
Deferred market rent	8,443,690	7,281,744

Total liabilities	508,353,688	416,803,804

Minority interests	12,676,395	21,628,564

Shareholders’ equity:
Common shares, $0.001 par value, 100,000,000 shares authorized: 20,431,255 and 20,072,755 shares issued and outstanding, respectively	20,431	20,073
Additional paid-in capital	347,780,518	338,563,952
Dividends in excess of accumulated earnings	(54,374,243)	(49,253,177)

Total shareholders’ equity	293,426,706	289,330,848

Total liabilities and shareholders’ equity	$814,456,789	$727,763,216

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FIRST POTOMAC REALTY TRUST
Net Operating Income (NOI)
Same-Property Analysis
(unaudited)

	Three Months Ended March 31,
	2006	2005
Total revenue	$24,374,262	$16,135,359
Property operating expenses	4,702,401	2,997,208
Real estate taxes and insurance	2,172,129	1,359,510

NOI	17,499,732	11,778,641

Less: Non same-property NOI	(5,522,976)	(39,894)

Same-property(1) NOI – accrual basis	11,976,756	11,738,747
Straight-line revenue, net	(151,841)	(334,242)
Deferred market rental revenue	(251,696)	(265,018)

Same-property NOI – cash basis	$11,573,219	$11,139,487

Same-property NOI growth – accrual basis	2.0%
Same-property NOI growth – cash basis	3.9%

(1)	Same property comparisons are based upon those properties owned for the entirety of the periods presented. Same properties for the periods compared exclude the following non same-properties: Reston Business Campus, 1400 Cavalier Boulevard, Enterprise Center, Glenn Dale Business Center, Gateway Centre Manassas, 1434 Crossways Boulevard, 2000 Gateway Boulevard, 403/405 Glenn Drive, Diamond Hill Distribution Center, Linden Business Center, Prosperity Business Center, Owings Mills Business Center, 1000 Lucas Way, River’s Bend Center, Northridge I & II, Crossways I, Sterling Park Business Center and 6600 Business Parkway.

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